Subsidiaries of the Registrants


ACME Television Licenses of Missouri, Inc.     Missouri
ACME Television Holdings of Oregon, LLC        Oregon
ACME Television Holdings of Tennessee, LLC     Tennessee
ACME Television Holdings of Utah, LLC          Delaware
ACME Television Holdings of New Mexico, LLC    Delaware
ACME Television Licenses of Oregon, LLC        Oregon
ACME Television Licenses of Tennessee, LLC     Tennessee
ACME Television Licenses of Utah, LLC          Delaware
ACME Television Licenses of New Mexico, LLC    Delaware
ACME Television of Oregon, LLC                 Oregon
ACME Television of Tennessee, LLC              Tennessee
ACME Television of Utah, LLC                   Delaware
ACME Television of New Mexico, LLC             Delaware
ACME Subsidiary Holdings III, LLC              Delaware